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               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            Form 8-K

       Current Report Pursuant to Section 13 or 15(d) of
                   the Securities Act of 1934


 Date of Report (date of earliest event reported): October 23,
                              2000

                          AMG OIL LTD.
     (Exact name of registrant as specified in its charter)


Nevada                   000-30087           N/A
(State or other          (Commission         (I.R.S. Employer
jurisdiction             File Number)        Identification No.)
of incorporation)


                Suite 700, 700 - 6th Avenue, SW
                      Calgary, AB, T2P-0T8
                (Address of Principal Executive
                  Offices, including Zip Code)

                         (403) 531-9718
                (Registrant's Telephone Number,
                      including Area Code)



(Former name or former address, if changed since last report)


















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Item 5.  Other Events.

On October 23, 2000, AMG Oil Ltd.'s (the "Company") board of directors approved a letter agreement with Magellan Petroleum Australia Limited "Magellan." Pursuant to the agreement the Company shall grant Magellan a twenty percent (20%) beneficial interest in the South Area of PEP 38256, which includes the site of the Ealing-1 well, with effect from the date on which the Ealing-1 well spudded ("Effective Date"); The material terms of the agreement provide:

In consideration of the grant of the beneficial interest Magellan shall contribute:

     (a) thirty-four percent (34%) of the costs incurred under the PEP 38256 Joint Venture Operating Agreement, dated 5 October 2000 ("JVOA"), on the drilling and the plugging and abandoning or the setting of casing to total depth ("Drilling and Casing") of the Ealing-1 well, capped at a total cost to Magellan of NZ$777,580, and thereafter, contribute twenty percent (20%) of the cost of joint operations on the Ealing-1 well and operations in the Southern
Area, if any.

Additionally, Magellan may elect, no later than 48 hours after notification in writing from the Company that the Arcadia-1 well has spudded in the North Area of PEP 38256, to acquire a twenty percent (20%) interest in the whole of PEP 38256 and a twenty percent (20%) Participating Interest in the Joint Venture, by funding:

     (a) an additional six percent (6%) of the total cost of Drilling and Casing the Ealing-1 well up to a total Drilling and Casing cost of NZ$2,287,000 and twenty percent (20%) of any Drilling and Casing costs above NZ$2,287,000, capped at a total cost to Magellan of NZ$162,280;
     (b) forty percent (40%) of the total cost of the Drilling and Casing of the Arcadia-1 well, capped at a total cost to Magellan of NZ$1,100,880;
     (c) forty percent (40%) of future joint operations on PEP 38256, capped at a total cost to Magellan of NZ$1,020,000; and

     thereafter, its twenty percent (20%) Participating Interest share of future joint operations under the JVOA.

If Magellan does not elect under the above paragraph to participate in the drilling of the Arcadia-1 well, no later than one month after receipt by it of the Ealing-1 fully interpretative well completion report, Magellan shall elect either to:

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     (a)  hold its beneficial interest in the South Area at twenty percent (20%) by funding:

          (1) an additional six percent (6%) of the total cost of Drilling and Casing the Ealing-1 well up to a total Drilling and Casing cost of NZ$2,287,000 and twenty percent (20%) of any Drilling and Casing costs above NZ$2,287,000, capped at a total cost to Magellan of NZ$162,280; and

          (2) forty percent (40%) of future joint operations on the South Area of PEP38256, capped at a cost to Magellan of NZ$700,000; or

     (b) reduce its beneficial interest in the South Area to a twelve percent (12%) Participating Interest (Southern Area only) by increasing its contribution to the Drilling and Casing costs of the Ealing-1 well under paragraph 2(i) above to an amount of NZ$788,952, and receiving a reimbursement equal to eight percent (8%) of any over-expenditures to which it may have contributed at the twenty percent (20%) level under paragraph 2(ii) above; or

     (c)  withdraw from the Joint Venture.

The agreement is subject to a number of conditions one of which requires the parties to enter into a more formal Farmout Agreement fully detailing these terms and conditions.

The Company had sufficient funding to drill the first of the two wells and thereby satisfy the year three conditions attached to the grant of PEP 38256 from the New Zealand government. However, under the terms of an option agreement granted to Company by the operator of permit, Indo-Pacific Energy Ltd., the Company agreed to fund the drilling of two wells in order to earn an 80% interest in the permit. If Magellan chooses not to elect under the Agreement to participate in the drilling of the second exploration well (Arcadia-1), the Company will not have sufficient funds to pay for the second exploration well. Should the Company fail to raise the funds necessary to pay for the second exploration well, it will be in default of its obligations to Indo-Pacific Energy Ltd, which would seek to recover the funds owing, would not assign the 50% interest to be earned by AMG in the permit, and could take action under the default provisions of the joint venture agreement, with respect to the equity presently held by AMG Oil.

Magellan Petroleum Australia Ltd. is an Australian-listed oil exploration and production company (ASX:MAG), 51% of which is held by Magellan Petroleum Corporation (NASDAQ:MPET), a US-incorporated oil and gas exploration company. There is no affiliation between the Orion Group and the Company.

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Item 7(c). Exhibits.

List of Exhibits

Exhibit No.         Exhibit Description Page No

99.1                Letter Agreement amongst AMG Oil Ltd. and
                    Magellan Petroleum Australia Limited dated
                    October 19, 2000;

                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              AMG OIL LTD.

Date: November 7, 2000        By: /s/ Cameron Fink
                              Cameron Fink
                              President